CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 17, 2009, relating to the financial statements and financial highlights which appears in the December 31, 2008 Annual Report to Shareholders of AIM Balanced-Risk Retirement Now Fund, AIM Balanced-Risk Retirement 2010 Fund, AIM Balanced-Risk Retirement 2020 Fund, AIM Balanced-Risk Retirement 2030 Fund, AIM Balanced- Risk 2040 Fund and AIM Balanced-Risk Retirement 2050 Fund (formerly known as AIM Independence Now Fund, AIM Independence 2010 Fund, AIM Independence 2020 Fund, AIM Independence 2030 Fund, AIM Independence 2040 Fund and AIM Independence 2050 Fund, six of the portfolios constituting AIM Growth Series), which is also incorporated by reference and appears in such Registration Statement. We also consent to the reference to us under the heading “Comparison of Other Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Houston, Texas
February 10, 2010